UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2014

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 2, 2014, Cross Country Healthcare, Inc. (“Company”) entered into a definitive agreement to acquire substantially all of the assets of Medical Staffing Network (“MSN”) and assume substantially all of the liabilities of MSN for an aggregate purchase price of $48.3 million, subject to a post-closing working capital adjustment.

MSN is a comprehensive healthcare staffing company with 55 locations throughout the U.S. that provide per diem, local, contract, travel, and permanent hire staffing services. For the year ended December 31, 2013 and the four-month period ended April 30, 2014, MSN had unaudited revenues of $229 million and $78 million, respectively.
The Company has entered into commitments for subordinated debt consisting of a $30 million, 5-year term loan and $25 million of convertible notes having a 6-year maturity and a conversion price of $7.10. The combined effective interest rate for the subordinated indebtedness is expected to be 7.72% for 2014. In addition, Cross Country Healthcare anticipates that its loan agreement with Bank of America. N.A. will be amended to increase the borrowing capacity under its senior secured asset-based revolving credit facility from $65 million to $85 million.
Consummation of the transaction is subject to customary closing conditions. It is anticipated that the Closing will occur before the end of June, 2014.
Foros LLC served as financial advisor to the Company for the acquisition and Proskauer Rose LLP served as its legal advisor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 1.01 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

On June 2, 2014, the Company posted an investor presentation on its website information, which includes information about the Company’s acquisition of MSN’s assets. This is being furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall be deemed incorporated by reference in any filing under the Securities Act of 1944 or the Securities Act of 1934, except to the extent as shall be expressly set forth b specific reference in such filing.

Item 8.01 Other Events

Incorporated by reference is a press release issued by the Company on June 2, 2014 and attached hereto as Exhibit 99.2. The information is begin furnished under Item 8.01 and Exhibit 99.2 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of such section.

Also, on June 2, 2014, the Company posted an investor presentation on its website information, which includes information about the Company’s acquisition of MSN’s assets.

Item 9.01    Financial Statements and Exhibits

Exhibit        Description

1.01	Asset Purchase Agreement, dated June 2, 2014 between Cross Country Healthcare, Inc., as Buyer, and Medical Staffing Network, as Seller

99.1	Investor Presentation, including information about the Company’s acquisition of MSN’s assets

99.2	Press release issued by the Company on June 2, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	June 2, 2014	By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer